Exhibit 10.4

CONSULTANT AGREEMENT

AGREEMENT dated as of August 8, 2007 between TIX CORPORATION, a Delaware corporation (“COMPANY”), and LEE D. MARSHALL (“CONSULTANT”).

RECITALS

WHEREAS, Company is desirous of achieving maximum performance from its acquisition of the assets of Exhibit Merchandising LLC, an Ohio limited liability company (“EM”), and Company wishes to employ Consultant as its consultant toward achieving that goal, and Consultant is willing to be a Consultant of Company, on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Consultant was President of EM and is familiar with the business of EM.

NOW THEREFORE, for and in consideration of the mutual promises herein contained, it is mutually agreed as follows:

1.	Engagement; Nature of Duties

(a) The Company hereby engages Consultant, for the period hereinafter set forth, to serve as and act in such capacity on a non-exclusive basis. Consultant agrees to serve in such capacity and to do and perform the services, acts, or things necessary to carry out the duties of Consultant’s position. Consultant’s services shall consist of the following:

Consultant shall be a member of Company’s transition, assimilation, and operating team relating to the assets of EM and the operation of the business relating to such assets.

(b) Company only is interested in the results to be obtained by Consultant. Consultant shall have the exclusive control over the methods and means he uses to perform the services, acts, or things set forth in this Agreement.

(c) Should a disagreement arise between Consultant and Company with respect to any of Consultant’s recommendations related to the transition, assimilation or operation of EM, the disagreement shall be resolved by a committee consisting of Consultant, Mitch Francis, and Kimberly Simon.

2.	Term

The term of this Agreement shall be for a period of two (2) years, commencing on the closing of the acquisition by Company of EM unless sooner terminated in accordance with the provisions hereof (the “Term”).

3.	Performance of Duties

Consultant hereby accepts the assignment and agrees to devote so much of his time as is reasonably necessary to adequately perform his duties to the business and affairs of Company. Consultant shall receive all necessary and appropriate information from Company for the performance of his duties.

4.	Compensation

As sole compensation, Company shall pay to Consultant for all services rendered by him hereunder 100,000 restricted shares of the Company’s common stock (the “Shares”) to be issued within five days from the date hereof as follows: 50,000 Shares to Consultant and 50,000 Shares to Joseph B. Marsh. Consultant acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended, and the certificate evidencing the Shares will bear a restricted legend. Consultant is acquiring the Shares for investment purposes only and not with a view to distribution.

5.	Independent Contractor

By virtue of this agreement the parties do not intend to establish a relationship of employer-employee between Company and Consultant. Accordingly none of such obligations shall apply, including but not limited to, the requirement to withhold taxes of any nature from compensation, to provide workman’s compensation coverage, vacation, sick leave, or other employment benefits. Furthermore, Consultant shall not be required to perform his duties at the offices of Company nor may he be required to devote all of his time to the business of Company. Consultant is free to engage in any other activities Consultant desires, so long as Independent Contractor complies with the terms of this Agreement and the Noncompetition and Confidentiality Agreement between Company and Consultant of even date herewith. Company may not advise Consultant as to the time, date or hours to work on the subject matter hereof. Accordingly, Consultant shall maintain the status of an independent contractor.

6.	Termination

This Agreement may be terminated by Company without cause upon serving written notice to the Consultant to the address provided herein under “Notice.” In such event, Consultant will be entitled to retain the Shares.

7.	Proprietary Information

All documents, papers, computer files and other electronic records or data (whether written, printed, on video or audio tape or otherwise reproduced or recorded) containing or relating to any such information, whether made or compiled by, or delivered or made available to, or otherwise obtained by Consultant, shall be returned by it to Company at the time of the termination of his services hereunder or upon any earlier request by Company, without his retaining any copies, notes or excerpts thereof.

8.	Expenses

Company shall provide reimbursement for reasonable expenses which have been duly authorized in advance by written memorandum.

9.	Confidentiality

Consultant acknowledges that the non-public information provided to him by Company relating to Company is confidential and a valuable asset of the Company and is and at all times shall remain the exclusive property of the Company.

Consultant’s obligation regarding the confidential information of the Company will not apply to information (1) already known by Consultant prior to disclosure of such information by the Company (2) already publicly known at the time of its disclosure hereunder, or which becomes hereafter publicly known otherwise than through an act by Consultant or, (3) already known to Consultant at said time as a result of his own research, development or other activities. Should Consultant find that an item of information disclosed hereunder by the Company and designated proprietary or confidential falls under items (1), (2), or (3) above, then, the Consultant shall promptly give written evidence thereof to the Company.

Consultant shall not directly or indirectly use or provide any other person or entity access to the Confidential Information of the Company. Without limiting the generality of the foregoing “providing access” includes disclosure, sale, copying, dissemination, publishing, broadcasting or reproduction by any means whatsoever. Consultant agrees that he shall not make any disclosure consonant with the foregoing unless the persons to whom such disclosure will be made are subject to the confidential covenant set forth in this Agreement or substantially similar covenant set forth in a separate agreement approved by the Company.

Upon written request from the Company, Consultant shall forthwith return all the Confidential Information in or subject to his control and destroy all written notes, memorandums or other documents, electronic files and records, diagrams, models and photographs or other demonstrative information.

A breach of any provision hereof shall entitle the Company to monetary damages and/or injunctive relief either together or in the alternative as the Company may determine.

As used herein, “Company” shall also include Exhibit Merchandising, LLC, a Nevada limited liability company.

10.	Notice

Any notice or other document hereunder may be given or tendered by registered or certified mail:

To Company:

TIX CORPORATION
12001 Ventura Boulevard, Suite 340
Studio City, Ca. 91604
Fax: 818/761-1072

To Consultant:

LEE D. MARSHALL
199 E. Garfield Rd.
Aurora, OH 44202
Fax: 330/995-6566

11.	Entire Agreement and Modification

This Agreement may not be modified or terminated orally and shall be binding upon and inure to the benefit of the parties hereto, but neither this Agreement nor any rights hereunder may be assigned, pledged or encumbered by Consultant. This Agreement contains the entire understanding of the parties with respect to its subject matter, and on entering into it neither party has relied upon any representation, warranty or covenant not expressly set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless made in writing and executed by the party thereto to be bound.

12.	Miscellaneous

This Agreement entered into and deemed to be performed in the County of Los Angeles shall be governed by and construed in accordance with the laws of the State of California. In the event of dispute between the parties hereto it is agreed that the parties shall settle such dispute by binding private judicial arbitration or trial utilizing a private retired judge in the County of Los Angeles.

If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the Parties hereby agree that the validity of any other provision and of the entire Agreement shall not be affected thereby.

The Article and Section headings of this Agreement are included for reference only, and shall not constitute any part of this Agreement in construing or interpreting this Agreement.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year set forth.

TIX CORPORATION

By:
Name: MITCH FRANCIS Title: CEO

LEE D. MARSHALL